Exhibit 10.4

20 December 2013

Kevin Ching

Sotheby’s Hong Kong, Ltd.

Dear Kevin:

This letter agreement hereby extends the terms of your current employment agreement with Sotheby’s Hong Kong, Ltd. (the “Company”) dated as of 1 January 2010 (the “Agreement”) which would otherwise expire on 31 December 2013. The Agreement is extended through and including 31 December 2017.

Very truly yours,

SOTHEBY’S HONG KONG, LTD.

By:	/s/ Jessie Wong
Jessie Wong

Read, accepted and agreed to this 20th day of December, 2013

/s/ Kevin Ching
Kevin Ching